261 River Road
Cape Girardeau, MO 63702

April 28, 2007

VIA FACSIMILE AND U.S. MAIL

Ethanex Energy, Inc.
14500 Parallel Road, Suite A
Basehor, Kansas 66007
Attn:  Albert Knapp, President & CEO
Fax: (913) 724-4107

Re:	Notice of Termination; Joint Venture Agreement

Dear Al:

This letter serves as written notice of termination of the Joint Venture Agreement between Ethanex Energy North America, Inc. (“Ethanex”) and SEMO Milling, LLC (“SEMO”) dated August 4, 2006, as amended (the “JV Agreement”). SEMO is terminating the JV Agreement under Section 12.2 of that agreement.

We look forward to continued cooperation with Ethanex in connection with Ethanex at SEMO Port, LLC’s permit application currently pending with the Missouri Department of Natural Resources. Thank you for your consistent courtesy and professionalism. Please call me if you have any questions concerning this letter.

Sincerely,

/s/ Kenneth E. DeLine

Kenneth E. DeLine Manager

c:	Bryan Sherbacow Cam Chandler, Esq.